Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
GC China Turbines Corp.:

We consent to the use in Amendment No. 3 to Registration Statement No. 333-164452 on Form S-1 of our report dated April 15, 2010 relating to the financial statements and financial statement schedule of GC China Turbine Corp. (the "Company") appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
October 25, 2010